UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 9, 2017

APPCOIN INNOVATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55049	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA  90291
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

3250 Oakland Hills Court, Fairfield, CA  94534
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Effective October 15, 2017, we granted a total of 1,400,000 stock options to our directors and officers.  The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant.  The stock options vest as follows:  (i) 1/3 upon the date of grant; (ii) 1/3 on the first anniversary date and (iii) 1/3 on the second anniversary date. We granted the stock options to four (4) U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities we relied on the registration exemption provided for in Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 9, 2017, James P. Geiskopf resigned as our secretary and treasurer and we appointed Michael Blum as the chief financial officer, secretary, treasurer and a director of our company.
On October 15, 2017, we appointed Bruce Elliott as the president of our company.  In order to accommodate the appointment of Bruce Elliott, Cameron Chell has resigned as the president and was appointed as the non-executive chairman.  In connection with Mr. Chell’s resignation as president, the independent consultant agreement with Mr. Chell was rescinded effective as of the original effective date of that agreement.
Bruce Elliott
Bruce Elliott is a 25 year eCommerce veteran having held senior leadership roles in privately held and listed companies in online payments, gaming, venture capital and trust and corporate service sectors in North America and Europe. Mr. Elliott is a recognized international conference speaker on entrepreneurship, venture capital and emerging technology trends and has also led venture capital investments into clean tech, gaming, blockchain and fintech companies. Career highlights include Executive Vice President Marketing and Sales of AIM listed Neteller plc, Director of Boston Group Limited and Managing Director of Boston Ventures Limited.
In connection with the appointment of Bruce Elliott as president, we have entered into an independent consultant agreement dated October 15, 2017 with Bruce Elliott whereby we agreed to pay Mr. Elliott a signing bonus of $7,500, payable within 30 days, and a consulting fee in the amount of $10,000 per month to be reviewed by the board of directors on or before January 2018 to approve a compensation change to $12,000 per month. Subject to compliance with all applicable securities laws, we will also grant to Mr. Elliott 200,000 stock options within 60 days at a price of $0.10 per share, which stock options will vest as follows: (i) 1/3 share vest immediately, (ii) 1/3 shall vest on the 12 month anniversary of the grant date and (iii) 1/3 shall vest on the 24 month anniversary of the grant date. The agreement continues for twelve (12) months terms which will automatically be renewed unless our company provides 90 days prior written notice of its intention to not renew the agreement. The agreement may be terminated by (i) Mr. Elliott by providing at least 90 days advance notice in writing, (ii) our company by giving at least 90 days advance notice in writing, or (iii) our company without notice in the event that Mr. Elliott: (a) breaches any term of the agreement, (b) neglects the services or any other duty to be performed under the agreement, (c) engages in any conduct which is dishonest, or damages the reputation or standing of our company, (d) is convicted of any criminal act, (e) engages in any act of moral turpitude, (f) files a voluntary petition in bankruptcy, or (g) is adjudicated as bankrupt or insolvent.  Mr. Elliott has also agreed for the term of the agreement not to compete with our company in the business of providing services for blockchain initial coin offerings.  During the term of the agreement and for a period of one (1) year immediately following the termination or expiration of the agreement, Mr. Elliott has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with our company to terminate or breach any employment, contractual or other relationship with our company, or to otherwise discontinue or alter such third party’s relationship with our company.

Michael Blum
Michael Blum started his career in Silicon Valley where he eventually joined PayPal as country manager, Germany and later ran the payments business for eBay in South East Asia and the Pacific. In 2005, he moved into the world of finance, co-founding a hedge fund, Falconhenge Partners which then became part of Magnetar Capital. Michael is co-founder and President at Hedgeye Risk Management, a leading online financial media company. He is a director at Hedgeye Cares, the company's employee driven charity. He also serves as president of Seven7, LLC, a sports and entertainment focused venture fund and is managing director at Asia Leisure Capital, a hotel and casino management and investment firm. He was previously co-founder and chief financial officer of Firefly Space Systems. Michael graduated from Yale University with a Bachelor of Arts in Economics and International studies.
In connection with the appointment of Michael Blum as chief financial officer, we have entered into an independent consultant agreement dated October 9, 2017 with Michael Blum whereby we agreed to pay Mr. Blum a signing bonus of $25,000, payable within 30 days, and a consulting fee in the amount of $10,000 per month. Subject to compliance with all applicable securities laws, we will also grant to Mr. Blum  stock options in an amount to be determined by our board of directors.  The agreement continues for twelve (12) months terms which will automatically be renewed unless our company provides 30 days prior written notice of its intention to not renew the agreement. The agreement may be terminated by (i) Mr. Blum by providing at least 30 days advance notice in writing, (ii) our company by giving at least 30 days advance notice in writing, or (iii) our company without notice in the event that Mr. Blum: (a) breaches any term of the agreement, (b) neglects the services or any other duty to be performed under the agreement, (c) engages in any conduct which is dishonest, or damages the reputation or standing of our company, (d) is convicted of any criminal act, (e) engages in any act of moral turpitude, (f) files a voluntary petition in bankruptcy, or (g) is adjudicated as bankrupt or insolvent.  Mr. Blum has also agreed for the term of the agreement not to compete with our company in the business of providing services for blockchain initial coin offerings.  During the term of the agreement and for a period of one (1) year immediately following the termination or expiration of the agreement, Mr. Blum has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with our company to terminate or breach any employment, contractual or other relationship with our company, or to otherwise discontinue or alter such third party’s relationship with our company.
Cameron Chell
Cameron Chell is the CEO of Business Instincts Group. He has built several startups, including Draganfly, RaptorRig, ColdBore, as well as being the Founder of Futurelink, the original cloud computing company. He is also the Co-Founder of UrtheCast, the first commercial video platform from space and Slyce, the visual purchasing engine.  Mr. Chell is currently involved with creating and sourcing new projects, and overseeing corporate development for Business Instincts Group. Business Instincts Group is a venture creation and management services company that integrates a proprietary strategic planning process (The RIPKIT) into organizations fostering strategic growth, valuation appreciation, liquidity, and management accountability. His primary responsibility is to provide project and strategic management facilitation while working with his co-founders, executives, and investors to determine what is most important and specifically how to get it done.

Family Relationships
No family relationships exist between any of our directors or executive officers.
Certain Related Transactions and Relationships
We have not been party to any transaction with Messrs. Elliott, Chell, Blum and Geiskopf since January 1, 2016, or any currently proposed transaction with Messrs. Elliott, Chell, Blum and Geiskopf in which we were or will be a participant and where the amount involved exceeds $349.60, being the lesser of $120,000 or one percent of the average of our total assets at yearend for the last two completed fiscal years, and in which Messrs. Elliott, Chell, Blum and Geiskopf had or will have a direct or indirect material interest.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

October 16, 2017

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